Exhibit 99.2

Newcourt Acquisition Corp Announces Closing of Upsized $250 Million Initial Public Offering Including Partial Exercise of Over-Allotment Option

New York, NY, Oct. 22, 2021 (GLOBE NEWSWIRE) -- Newcourt Acquisition Corp (the “Company”), a newly incorporated blank check company, today announced the closing of its upsized initial public offering of 25,000,000 units, including 3,000,000 units issued pursuant to the partial exercise by the underwriters of their over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $250,000,000.

The Company’s units commenced trading on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “NCACU” on October 20, 2021.

Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin trading separately, the Company expects that the Class A ordinary shares and redeemable warrants will be listed on Nasdaq under the symbols “NCAC” and “NCACW,” respectively.

Newcourt Acquisition Corp is a newly organized blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The team will concentrate efforts on identifying digital financial services and financial technology (“fintech”) businesses with exposure to emerging markets. The management team is led by Dr. Michael Jordaan as Chairman, Marc Balkin as Chief Executive Officer, and Daniel Rogers as Chief Financial Officer.

Cantor Fitzgerald & Co. acted as sole book-running manager for the offering. Cohen & Company Capital Markets (a division of J.V.B. Financial, LLC) is acting as an advisor to the Company.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of units, $255,000,000 (or $10.20 per unit) was placed in the Company’s trust account. An audited balance sheet of the Company as of October 22, 2021 reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus, copies of which may be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, New York, New York 10022, or by email at prospectus@cantor.com.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on October 19, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the Company's offering filed with the SEC. Copies of these documents are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Newcourt Acquisition Corp

Newcourt Acquisition Corp is a newly organized blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The team will concentrate efforts on identifying digital financial services and financial technology (“fintech”) businesses with exposure to emerging markets.

Media Contact:
Marc Balkin
Chief Executive Officer, Newcourt Acquisition Corp
(510) 214-3750